Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Condensed Combined Financial Statements
     The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Omniture, Inc. (“Omniture”), Touch Clarity Limited (“Touch Clarity”), Offermatica Corporation (“Offermatica”) and Visual Sciences, Inc. (“Visual Sciences”), after giving effect to the Touch Clarity, Offermatica and Visual Sciences acquisitions and adjustments described in the following footnotes, and are intended to reflect the impact of these acquisitions on Omniture on a pro forma basis.
     The unaudited pro forma condensed combined balance sheet reflects the acquisition of Visual Sciences as if it had been consummated on December 31, 2007 and includes pro forma adjustments for preliminary valuations of certain assets and liabilities by Omniture management as of the acquisition date of January 17, 2008. These adjustments are subject to further revision upon finalization of the Visual Sciences asset and liability valuations. Touch Clarity’s and Offermatica’s balance sheets are included within Omniture’s historical, consolidated December 31, 2007 balance sheet.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines Omniture’s historical results for the year ended December 31, 2007 with Touch Clarity’s historical results for the two-month period ended February 28, 2007, Offermatica’s historical results for the period from January 1, 2007 to December 13, 2007 and Visual Sciences’ historical results for the year ended December 31, 2007. Omniture’s historical results for the year ended December 31, 2007 include both Touch Clarity’s and Offermatica’s results since the date of each respective acquisition. The Touch Clarity condensed consolidated statement of operations for the two-month period ended February 28, 2007 has been converted from British pounds to U.S. dollars at the average daily exchange rate for the first two months of 2007 of 1.9642 U.S. dollars per British pound.
     The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Omniture’s, Touch Clarity’s, Offermatica’s and Visual Sciences’ operations.

Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price of the Visual Sciences acquisition and to reflect amounts related to Visual Sciences’ net tangible liabilities assumed and acquired intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the results of operations of the combined company including the reduction of revenues resulting from recording deferred revenues at their estimated fair value, the amortization expense related to the estimated identifiable intangible assets from the Touch Clarity, Visual Sciences and Offermatica acquisitions, stock-based compensation expense related to assumed stock-based awards from the Touch Clarity and Visual Sciences acquisitions, changes in expense resulting from the estimated fair value adjustments to Visual Sciences’ net tangible assets and the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the acquisitions been consummated as of the dates indicated, or that may be achieved in the future. While some reclassifications of prior periods have been included in the unaudited pro forma condensed combined financial statements, further reclassifications may be necessary.
     The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with Omniture treated as the acquiring entity. Accordingly, consideration paid by Omniture related to the acquisition of Visual Sciences is allocated to Visual Sciences’ assets and liabilities, based on their estimated fair values as of the date of the acquisition. The allocations are dependent upon certain valuations and other studies by Omniture management that have not been finalized. The fair values of Visual Sciences’ assets and liabilities are also subject to change as more information becomes available and as the valuations are finalized. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustment. Increases or decreases in the fair value of relevant balance sheet amounts, including property and equipment, deferred revenue and intangible assets will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
     Omniture expects to incur significant costs associated with integrating Offermatica and Visual Sciences and their respective businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.
     These unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and accompanying notes in Omniture’s annual report on Form 10-K for the year ended December 31, 2007, the consolidated financial statements of Visual Sciences for the years ended December 31, 2005, 2006 and 2007 included in this Form 8-K/A, the consolidated financial statements of Offermatica for the year ended December 31, 2006 and the nine months ended September 30, 2007 included on Form 8-K/A dated January 10, 2008 and the joint proxy statement/prospectus dated December 12, 2007 related to the merger of Visual Sciences and Omniture, Inc.

Touch Clarity Limited
     On March 1, 2007, Omniture acquired all of the outstanding voting stock of Touch Clarity, a provider of enterprise, on-demand, automated, onsite behavioral targeting and optimization solutions based in London, England. Subsequent to the acquisition, Omniture changed the name of Touch Clarity to Omniture Limited.
     The preliminary aggregate purchase price was approximately $61.3 million, which consisted of (1) total cash consideration of approximately $29.5 million, (2) the issuance of 0.8 million shares of Omniture common stock valued at approximately $22.1 million, net of issuance costs, (3) the fair value of substituted options, (4) acquisition-related costs and (5) a license payment to NetRatings related to the Touch Clarity acquisition of approximately $0.5 million, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
Offermatica Corporation
     On December 13, 2007, Omniture acquired all of the outstanding voting stock of Offermatica, an on-demand provider of A/B and multivariate testing solutions that enable companies to define and test the structure and other elements of their Web sites.
     The preliminary aggregate purchase price was approximately $60.4 million, which consisted of (1) cash consideration of approximately $33.6 million, (2) 1.0 million shares of Omniture common stock valued at approximately $24.8 million, (3) acquisition-related costs and (4) a license payment to NetRatings of approximately $0.9 million related to the Offermatica acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
Visual Sciences, Inc.
     On January 17, 2008, Omniture acquired all of the outstanding voting stock of Visual Sciences, a provider of on-demand Web analytics applications.
     The preliminary aggregate purchase price was approximately $437.5 million, which consisted of (1) the issuance of 10.3 million shares of Omniture common stock upon closing of the acquisition, valued at approximately $354.6 million, net of issuance costs, (2) cash consideration of approximately $50.1 million paid upon closing of the acquisition, (3) the fair value of assumed Visual Sciences stock options, (4) acquisition-related costs, (5) restructuring charges and (6) a $2.3 million license payment to NetRatings in accordance with the Settlement and Patent Cross-License Agreement entered into by Visual Sciences with NetRatings in August 2007. Omniture has not yet made a final determination of certain components of the Visual Sciences purchase price. Accordingly, the aggregate purchase price is still preliminary and subject to further adjustment as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
     Under the terms of the acquisition, each outstanding share of Visual Sciences capital stock was converted into 0.49 of a share of Omniture common stock and $2.39 in cash. In connection with the acquisition, options to purchase Visual Sciences common stock outstanding at the time of closing were assumed by Omniture and converted into options to purchase shares of Omniture common stock, based on an option exchange ratio pursuant to the terms of the definitive agreement. Omniture also issued approximately 0.1 million shares of its common stock in exchange for unvested Visual Sciences restricted stock awards that remain subject to forfeiture based on the original vesting schedule applicable to such awards. In addition, Omniture will be required to pay up to approximately $0.5 million in cash consideration as these restricted stock awards become vested.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2007

			Pro Forma		Pro Forma
	Omniture	Visual Sciences	Adjustments		Combined
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$77,765	$15,312	$(50,110	)(a)	$42,967
Short-term investments	56,924	1,524	—		58,448
Accounts receivable, net	51,971	19,576	—		71,547
Prepaid expenses and other current assets	3,663	2,961	(1,231	)(b)	5,393

Total current assets	190,323	39,373	(51,341)		178,355
Property and equipment, net	31,214	9,981	—		41,195
Intangible assets, net	50,769	21,154	(21,154	)(c)	161,752
			110,983	(d)
Goodwill	94,960	58,974	(58,974	)(e)	433,341
			338,381	(f)
Other assets	3,457	875	(722	)(b)	3,610

Total assets	$370,723	$130,357	$317,173		$818,253

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$6,470	$1,001	$—		$7,471
Accrued liabilities	17,126	10,699	23,775	(g)	51,600
Current portion of deferred revenues	42,041	21,438	(9,624	)(h)	53,855
Current portion of notes payable and revolving credit facility	4,407	4,000	—		8,407
Current portion of capital lease obligations	246	26	—		272

Total current liabilities	70,290	37,164	14,151		121,605
Deferred revenues, less current portion	1,815	—	—		1,815
Notes payable, less current portion	2,948	—	—		2,948
Capital lease obligations, less current portion	173	25	—		198
Other liabilities	4,422	5,727	26,301	(i)	36,450
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	61	21	(21	)(j)	71
			10	(k)
Additional paid-in capital	340,424	158,758	(158,758	)(j)	704,576
			354,625	(k)
			9,527	(l)
Deferred stock-based compensation	(1,182)	—	—		(1,182)
Accumulated other comprehensive income	40	513	(513	)(j)	40
Accumulated deficit	(48,268)	(71,851)	71,851	(j)	(48,268)

Total stockholders’ equity	291,075	87,441	276,721		655,237

Total liabilities and stockholders’ equity	$370,723	$130,357	$317,173		$818,253

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2007

		Two Months
		Ended	January 1,	Year
	Year Ended	February 28,	2007 to	Ended
	December 31,	2007	December 13,	December
	2007	Touch	2007	31, 2007	Reclass-		Pro Forma		Pro Forma
	Omniture	Clarity	Offermatica	Visual Sciences	ifications		Adjustments		Combined
Revenues:
Subscription	$132,010	$834	$—	$67,429	$9,009	(A)	$(8,782	)(m)	$200,500
Net revenue	—	—	11,672	—	(11,672	)(A)	—		—
License	—	—	—	6,118	(6,118	)(B)	—		—
Advertising	—	—	—	1,767	(1,767	)(B)	—		—
Professional services, license and other	11,117	6	—	6,905	2,663	(A)	(1,094	)(m)	27,482
					1,767	(B)
					6,118	(B)

Total revenues	143,127	840	11,672	82,219	—		(9,876)		227,982
Cost of revenues:
Cost of revenues	—	—	—	21,713	(21,713	)(C)	—		—
Subscription	46,411	344	—	—	13,823	(C)	(463	)(o)	70,314
					1,905	(D)	8,257	(q)
					64	(E)	563	(r)
							(590	)(p)
Engineering	—	—	1,905	—	(1,905	)(D)			—
Amortization of intangible assets	—	—	—	3,045	—		(3,045	)(n)	—
Professional services, license and other	6,953	32	3,297	—	7,890	(C)	(1,539	)(o)	23,068
					183	(E)	5,425	(q)
							827	(r)

Total cost of revenues	53,364	376	5,202	24,758	247		9,435		93,382

Gross profit	89,763	464	6,470	57,461	(247)		(19,311)		134,600
Operating expenses:
Sales and marketing	61,610	728	6,380	27,700	178	(E)	(3,746	)(o)	104,632
							10,292	(q)
							1,490	(r)
Research and development	17,257	440	—	11,526	2,658	(E)	(2,233	)(o)	30,529
							881	(r)
General and administrative	24,218	484	—	19,593	7,809	(E)	(5,980	)(o)	46,694
							570	(r)
Engineering and operations	—	—	10,892	—	(10,892	)(E)	—		—
Amortization of intangible assets	—	—	—	2,534	—		(2,534	)(n)	—

Total operating expenses	103,085	1,652	17,272	61,353	(247)		(1,260)		181,855

Loss from operations	(13,322)	(1,188)	(10,802)	(3,892)	—		(18,051)		(47,255)
Interest income	5,816	18	—	576	—		(4,774	)(s)	1,636
Interest expense	(835)	(20)	(174)	(971)	—		—		(2,000)
Other (expense) income, net	(554)	264	—	(133)	—		—		(423)

Loss before provision for income taxes	(8,895)	(926)	(10,976)	(4,420)	—		(22,825)		(48,042)
Provision for income taxes	534	—	4	14,688	—		(14,649	) (t)	577

Net loss	$(9,429)	$(926)	$(10,980)	$(19,108)	$—		$(8,176)		$(48,619)

Net loss per share, basic and diluted	$(0.18)								$(0.74)
Weighted-average number of shares, basic and diluted	53,710								65,905
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Basis of Presentation
     The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2. Acquisition of Touch Clarity Limited
     On March 1, 2007, Omniture acquired all of the outstanding voting stock of Touch Clarity, a provider of enterprise, on-demand, automated, onsite behavioral targeting and optimization solutions based in London, England. Omniture purchased Touch Clarity to acquire key personnel and technology. The results of operations of Touch Clarity are included in the Omniture’s results of operations from the acquisition date.
     The preliminary aggregate purchase price was approximately $61.3 million, which consisted of (1) total cash consideration of approximately $29.5 million, (2) the issuance of 0.8 million shares of Omniture’s common stock valued at approximately $22.1 million, net of issuance costs, (3) the fair value of substituted options, (4) acquisition-related costs and (5) a license payment to NetRatings related to the Touch Clarity acquisition of approximately $0.5 million, which Omniture elected to make in April 2007 in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006. The terms of the acquisition also provided for the payment by Omniture of up to $3.0 million in additional consideration during the quarter ended March 31, 2008, contingent upon the achievement of certain milestones during the year ended December 31, 2007. Any contingent consideration paid by Omniture would increase the aggregate purchase price and goodwill. The fair value of the 0.8 million shares of common stock was determined based on the average closing price of Omniture’s common stock during the period two days before and two days after the terms of the acquisition were agreed to and announced.
     In connection with the closing of the acquisition, the holders of both vested and unvested options to purchase shares of Touch Clarity common stock received replacement options to purchase shares of Omniture common stock (the “Replacement Options”), with effectively the same intrinsic value at the acquisition date as the Touch Clarity options which were replaced. The $7.3 million fair value of the Replacement Options included in the purchase price was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of these stock options include expected volatility of 60%, expected option term of between 4.0 years and 5.7 years based on the age of the original award and a risk-free interest rate of 4.5%. Stock-based compensation expense related to the Replacement Options is reflected as a pro forma adjustment to the unaudited pro forma combined statement of operations.
     The following table summarizes the allocation of the preliminary aggregate purchase price for Touch Clarity and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(2,634)
Acquired intangibles:
Existing technology (seven-year estimated useful life)	14,300
Customer contracts and related relationships (eight-year estimated useful life)	3,700
Core technology (six-year estimated useful life)	3,300
Patent license (five-year estimated useful life)	166
Goodwill	42,424

Total preliminary aggregate purchase price	$61,256

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
     Except for deferred revenues, the Touch Clarity tangible assets and liabilities assumed by Omniture were valued at their respective carrying amounts at the acquisition date, as Omniture believes these amounts approximated their current fair value. Deferred revenues were reduced to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.
     The determination of the final purchase price is subject to potential adjustments related to income taxes, which could impact the purchase price allocation reflected above. Omniture does not expect any changes to the purchase price allocation to materially increase or decrease depreciation and amortization expense, but they may have a material effect on the amount of recorded goodwill.
     The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations.
Note 3. Acquisition of Offermatica Corporation
     On December 13, 2007, Omniture acquired all of the outstanding voting stock of Offermatica, an on-demand provider of A/B and multivariate testing solutions that enable companies to define and test the structure and other elements of their Web sites. Omniture purchased Offermatica to acquire its existing customer base, key personnel and technology. The results of operations of Offermatica are included in Omniture’s results of operations from the acquisition date.
     The preliminary aggregate purchase price was approximately $60.4 million, which consisted of (1) cash consideration of approximately $33.6 million, (2) 1.0 million shares of Omniture common stock valued at approximately $24.8 million, (3) acquisition-related costs and (4) a license payment to NetRatings of approximately $0.9 million related to the Offermatica acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006. The fair value of the 1.0 million shares of common stock was determined based on the average closing price of Omniture’s common stock during the period two days before and two days after the terms of the acquisition were agreed to and announced.
     The following table summarizes the allocation of the preliminary aggregate purchase price for Offermatica and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(7)
Acquired intangibles:
Existing technology (four-year estimated useful life)	10,700
Customer contracts and related relationships (six-year estimated useful life)	5,200
Core technology (four-year estimated useful life)	2,200
Trade name / trademarks (eight-month estimated useful life)	100
Patent license (five-year estimated useful life)	486
Goodwill	41,722

Total preliminary aggregate purchase price	$60,401

     Except for deferred revenues, the Offermatica tangible assets and liabilities assumed by Omniture were valued at their respective carrying amounts at the acquisition date, as Omniture believes these amounts approximated their current fair value. Deferred revenues were reduced to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.
     The determination of the final purchase price is subject to potential adjustments. The purchase price allocation could differ from that reflected above after final asset valuation reports are prepared and a final detailed review of all assets and liabilities, including income taxes, has been completed. The final purchase price allocation is expected to

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
be completed in the third quarter of 2008. Omniture does not expect any changes to the purchase price allocation to materially increase or decrease depreciation and amortization expense, but they may have a material effect on the amount of recorded goodwill.
     The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations.
     In 2007, prior to the acquisition, Offermatica’s Board of Directors accelerated the vesting on substantially all unvested stock options. Immediately prior to the closing of the acquisition, all holders of stock options to purchase Offermatica common stock exercised their outstanding options. As a result, there were no outstanding options assumed by Omniture in this acquisition.
Note 4. Acquisition of Visual Sciences, Inc.
     On October 25, 2007, Omniture entered into a definitive agreement to acquire all of the outstanding voting stock of Visual Sciences, Inc. (“Visual Sciences”), a provider of on-demand Web analytics applications. The acquisition, which closed on January 17, 2008, was accounted for under the purchase method of accounting. Omniture purchased Visual Sciences to acquire its existing customer base, key personnel and technology.
     The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by Omniture management of the Visual Sciences purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary aggregate purchase price was approximately $437.5 million, which consisted of (1) the issuance of 10.3 million shares of Omniture common stock upon closing of the acquisition, valued at approximately $354.6 million, net of issuance costs, (2) cash consideration of approximately $50.1 million paid upon closing of the acquisition, (3) the fair value of assumed Visual Sciences stock options, (4) acquisition-related costs, (5) restructuring charges and (6) a $2.3 million license payment to NetRatings in accordance with the Settlement and Patent Cross-License Agreement entered into by Visual Sciences with NetRatings in August 2007. Omniture has not yet made a final determination of certain components of the Visual Sciences purchase price. Accordingly, the aggregate purchase price is still preliminary and subject to further adjustment as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
     Under the terms of the acquisition, each outstanding share of Visual Sciences capital stock was converted into 0.49 of a share of Omniture common stock and $2.39 in cash. In connection with the acquisition, options to purchase Visual Sciences common stock outstanding at the time of closing were assumed by Omniture and converted into options to purchase shares of Omniture common stock, based on an option exchange ratio pursuant to the terms of the definitive agreement. Omniture also issued approximately 0.1 million shares of its common stock in exchange for unvested Visual Sciences restricted stock awards that remain subject to forfeiture based on the original vesting schedule applicable to such awards. Omniture will be required to pay up to an additional approximately $0.5 million in cash consideration as these restricted stock awards become vested.
     The fair value of Visual Sciences stock options assumed was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of these stock options include expected volatility of 56%, expected option term of between 0.1 years and 4.7 years based on the age of the original award and a risk-free interest rate of between 2.4% and 3.0%. Stock-based compensation expense related to these assumed stock options is reflected as a pro forma adjustment to the unaudited pro forma combined statement of operations.
     Under the purchase method of accounting, the total preliminary aggregate purchase price is allocated to Visual Sciences’ net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition. The following table summarizes the preliminary allocation of the purchase price for Visual Sciences and the estimated useful lives for the acquired intangible assets (in thousands):

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)

Preliminary
Allocation of the
Purchase Price
Net tangible liabilities assumed	$(11,817)
Acquired intangibles:
Existing technology (3.8 year weighted-average estimated useful life)	20,500
Customer contracts and related relationships (7.3 year weighted-average estimated useful life)	68,500
Core technology (3.5 year weighted-average estimated useful life)	9,500
Maintenance agreements and related relationships (7.0 year weighted-average estimated useful life)	5,700
Patent licenses (6.6 year weighted-average estimated useful life)	6,783
Goodwill	338,381

Total preliminary estimated purchase price	$437,547

     A preliminary estimate of $11.8 million has been allocated to Visual Sciences’ net tangible liabilities assumed and approximately $111.0 million has been allocated to identifiable intangible assets acquired. The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Deferred revenues were reduced by Omniture to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. This balance was reduced to its estimated fair value in the unaudited pro forma condensed combined balance sheet. Subscription revenues and professional services, license and other revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.
Note 5. Pro Forma Condensed Combined Financial Statements
     The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Omniture, Touch Clarity, Offermatica and Visual Sciences, after giving effect to the Touch Clarity, Offermatica and Visual Sciences acquisitions and adjustments described in these footnotes, and are intended to reflect the impact of these acquisitions on Omniture on a pro forma basis.
     The unaudited pro forma condensed combined balance sheet reflects the acquisition of Visual Sciences as if it had been consummated on December 31, 2007 and includes pro forma adjustments for preliminary valuations of certain assets and liabilities by Omniture management as of the acquisition date of January 17, 2008. These adjustments are subject to further revision upon finalization of the Visual Sciences asset and liability valuations. Touch Clarity’s and Offermatica’s balance sheets are included within Omniture’s historical, consolidated December 31, 2007 balance sheet.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines Omniture’s historical results for the year ended December 31, 2007 with Touch Clarity’s historical results for the two-month period ended February 28, 2007, Offermatica’s historical results for the period from January 1, 2007 to December 13, 2007 and Visual Sciences’ historical results for the year ended December 31, 2007. Omniture’s historical results for the year ended December 31, 2007 include both Touch Clarity’s and Offermatica’s results since the date of each respective acquisition. The Touch Clarity condensed consolidated statement of operations for the two-month period ended February 28, 2007 has been converted from British pounds to U.S. dollars at the average daily exchange rate for the first two months of 2007 of 1.9642 U.S. dollars per British pound.
     The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Omniture’s, Touch Clarity’s, Offermatica’s and Visual Sciences’ operations.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
Note 6. Reclassifications
     Certain reclassifications have been made to conform Touch Clarity’s, Offermatica’s and Visual Sciences’ historical reported results to Omniture’s historical basis of presentation. The reclassifications are as follows:
A.	To reclassify Offermatica’s net revenue to subscription revenues and professional services, license and other revenues to conform to Omniture’s presentation.

B.	To reclassify Visual Sciences’ license revenues and advertising revenues to professional services, license and other revenues to conform to Omniture’s presentation.

C.	To allocate Visual Sciences’ cost of revenues based on the revenue classifications presented to conform to Omniture’s presentation.

D.	To reclassify Offermatica’s engineering cost of revenues to cost of subscription revenues to conform to Omniture’s presentation.

E.	To allocate Offermatica’s engineering and operations expense based on the operating expense classifications presented to conform to Omniture’s presentation.
Note 7. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price of the Visual Sciences acquisition and to reflect amounts related to Visual Sciences’ net tangible liabilities assumed and acquired intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the results of operations of the combined company including the reduction of revenues resulting from recording deferred revenues at their estimated fair value, the amortization expense related to the estimated identifiable intangible assets from the Touch Clarity, Visual Sciences and Offermatica acquisitions, stock-based compensation expense related to assumed stock-based awards from the Touch Clarity and Visual Sciences acquisitions, changes in expense resulting from the estimated fair value adjustments to Visual Sciences’ net tangible liabilities and the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
     There were no significant intercompany balances and transactions between Omniture, Touch Clarity, Offermatica and Visual Sciences at the dates and for the periods of these pro forma condensed combined financial statements.
     The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Omniture, Touch Clarity, Offermatica and Visual Sciences filed consolidated income tax returns during the periods presented.
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
a.	To record the cash consideration paid in the Visual Sciences acquisition.

b.	To reduce Visual Sciences’ capitalized internal-use software and website development costs, deferred commissions and certain prepaid assets to their estimated fair value.

c.	To eliminate Visual Sciences’ historical intangible assets.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
d.	To record the preliminary fair value of Visual Sciences’ identifiable intangible assets, comprised of the following (dollars in thousands):

			Weighted-
		Annual	Average
	Preliminary	Amortization	Estimated
	Asset Fair Value	Expense	Useful Lives
Existing technology	$20,500	$5,395	3.8 years
Customer contracts and related relationships	68,500	9,384	7.3 years
Core technology	9,500	2,714	3.5 years
Maintenance agreements and related relationships	5,700	814	7.0 years
Patent licenses	6,783	1,028	6.6 years

Total	$110,983	$19,335

e.	To eliminate Visual Sciences’ historical goodwill.

f.	To record goodwill related to the Visual Sciences acquisition.

g.	To accrue the following costs related to the Visual Sciences acquisition (in thousands):

Direct costs related to the transaction, including stock issuance costs	$17,025
Additional payment due to NetRatings	2,250
Restructuring	4,500

Total	$23,775

h.	To record the difference between the preliminary fair value and the historical amount of Visual Sciences’ deferred revenues.

i.	To record the deferred tax liabilities related to the difference between the book and tax bases of Visual Sciences’ identifiable intangible assets, based on an effective tax rate of 38%.

j.	To eliminate Visual Sciences’ historical stockholders’ equity.

k.	To record the fair value of Omniture common stock exchanged in the Visual Sciences acquisition.

l.	To record the fair value of Visual Sciences’ stock options assumed by Omniture in the Visual Sciences acquisition that were vested as of the acquisition date.

m.	To record the following reductions in Touch Clarity’s, Visual Sciences’ and Offermatica’s revenues resulting from the reduction in deferred revenues to their fair value (in thousands):

	Touch		Visual
	Clarity	Offermatica	Sciences	Total
Cost of subscription revenues	$(33)	$(450)	$(8,299)	$(8,782)
Cost of professional services, license and other	—	—	(1,094)	(1,094)

Total	$(33)	$(450)	$(9,393)	$(9,876)

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
n.	To eliminate Visual Sciences’ historical amortization of intangible assets.

o.	To eliminate Offermatica’s and Visual Sciences’ historical stock-based compensation expense as follows (in thousands):

		Visual
	Offermatica	Sciences	Total
Cost of subscription revenues	$(271)	$(192)	$(463)
Cost of professional services, license and other	(379)	(1,160)	(1,539)
Sales and marketing	(1,489)	(2,257)	(3,746)
Research and development	(745)	(1,488)	(2,233)
General and administrative	(3,570)	(2,410)	(5,980)

Total	$(6,454)	$(7,507)	$(13,961)

p.	To reduce Visual Sciences’ historical amortization expense resulting from the reduction in capitalized internal-use software and website development costs to their fair value.

q.	To record the following amounts for amortization of intangible assets acquired in the Touch Clarity, Offermatica and Visual Sciences acquisitions (in thousands):

	Touch		Visual
	Clarity	Offermatica	Sciences	Total
Cost of subscription revenues	$438	$3,293	$4,526	$8,257
Cost of professional services, license and other	—	—	5,425	5,425
Sales and marketing	77	831	9,384	10,292

Total	$515	$4,124	$19,335	$23,974

r.	To record stock-based compensation expense related to options exchanged in conjunction with the Touch Clarity acquisition and stock-based awards assumed in conjunction with the Visual Sciences acquisition (in thousands):

	Touch	Visual
	Clarity	Sciences	Total
Cost of subscription revenues	$6	$557	$563
Cost of professional services, license and other	5	822	827
Sales and marketing	10	1,480	1,490
Research and development	12	869	881
General and administrative	18	552	570

Total	$51	$4,280	$4,331

s.	To record the reduction in interest income due to the lower cash and cash equivalents and short-term investment balances resulting from payments of cash consideration for the Touch Clarity, Offermatica and Visual Sciences acquisitions.

t.	To record the income tax effect of the pro forma adjustments and exclude from the provision for income taxes the effect of a full valuation allowance recorded by Visual Sciences during 2007 against its deferred tax assets. It is assumed that Omniture would have recorded a full valuation allowance against Visual Sciences’ deferred tax assets at the time of the acquisition.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
Note 8. Pro Forma Net Loss Per Share
     Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following (in thousands):
Omniture weighted-average shares used in computing historical net loss per share, basic and diluted	53,710
Omniture common shares issued to the former Visual Sciences shareholders as consideration for that acquisition	10,274
Omniture common shares issued to the former Offermatica shareholders as consideration for that acquisition	1,084
Omniture common shares issued to the former Touch Clarity shareholders as consideration for that acquisition	837

Unaudited pro forma combined net loss per share, basic and diluted	65,905